As filed with the Securities and Exchange Commission on February 14, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

New Age Beverages Corporation

(Exact name of registrant as specified in its charter)

Washington

(State or other jurisdiction of incorporation or organization)

2086

(Primary Standard Industrial Classification Code Number)

27-2432263

(IRS Employer Identification No.)

1700 East 68th Avenue, Denver, CO 80229

(303) 289-8655

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Brent David Willis

1700 East 68th Avenue, Denver, CO 80229

(303) 289-8655

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of all communications to:

Ken Bart Bart and Associates, LLC 8400 East Prentice Avenue, Suite 1500 Greenwood Village, CO 80111 Telephone 720-226-7511 Fax 720-528-7765	Aron Izower Reed Smith LLP 599 Lexington Avenue New York, New York 10022 Telephone 212-549-5400 Fax 212-549-5450

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [X]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer [ ]	Accelerated Filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration fee(2)
Common Stock, par value $0.001 per share(2)	$2,875,000	$333.22
Representatives’ Warrants to Purchase Common Stock(3)
Common Stock, par value $0.001 per share, underlying Representatives’ Warrants(2)(3)	$156,250	$18.11
Total	$3,031,250	$351.33

(1)	Represents only the increase in aggregate offering price. The registrant previously registered securities with an aggregate offering price not to exceed $15,156,250 on a Registration Statement on Form S-1 (File No- 333-215267) as amended (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on February 13, 2017. In accordance with Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the Registration Statement, or $3,031,250, is hereby registered.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, New Age Beverages Corporation, a Washington corporation, is filing this registration statement with the Securities and Exchange Commission, or the SEC. This registration statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-215267), which the SEC declared effective on February 13, 2017. We are filing this registration statement for the sole purpose of increasing the aggregate offering price by $3,031,250. This represents a price that represents no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Registration Statement. The information set forth in the Registration Statement is incorporated by reference in this filing. The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Torrance, California on February 14, 2017.

New Age Beverages Corporation

By:	/s/ Brent Willis
Brent Willis, CEO

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Torrance, California on February 14, 2017.

/s/ Brent Willis	Chief Executive Officer and Director	February 14, 2017
Brent Willis		Date

*	Executive Director	February 14, 2017
Neil Fallon		Date

/s/ Chuck Ence	Principal Financial Officer, Principal Accounting Officer	February 14, 2017
Chuck Ence

/s/ Reggie Kapteyn	Director	February 14, 2017
Reggie Kapteyn

/s/ David Vautrin	Director	February 14, 2017
David Vautrin

/s/ Ed Brennan	Director	February 14, 2017
Ed Brennan

/s/ Tim Haas	Director	February 14, 2017
Tim Haas

/s/ Greg Fea	Director	February 14, 2017
Greg Fea

Exhibit Index

The following exhibits are included with this registration statement, or if previously filed, are incorporated herein by reference:

Exhibit
Number	Description

5.1	Opinion of Kenneth Bart, Bart and Associates LLC

23.1	Consent of MaloneBailey, LLP for use of its Audit report

23.2	Consent of Accell for use of its Audit report

23.3	Consent of Counsel, Kenneth Bart, Bart and Associates LLC (See Exhibit 5.1)